As filed with the Securities and Exchange Commission on May 10, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD RESIDENTIAL PROPERTIES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4906 Richard Road S.W.

Calgary, Alberta, Canada

T3E 6L1

(403) 231-8900

(Address of Principal Executive Offices)

Management Share Option Plan

(Full title of the plan)

Brookfield Homes Corporation

Attn: Craig Laurie

3 World Financial Center

200 Vesey Street

New York, New York 10281

(212) 417-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares, no par value	7,000,000 shares	(2)	$67,987,872	$7,894

(1)	Plus such indeterminate number of common shares of the registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon (a) 2,098,426 options previously granted under the Management Share Option Plan with an average exercise price of $7.99 per common share, and (b) 4,901,574 options remaining to be granted under the Management Share Option Plan and the average (being $10.45) of the reported high and low sales price of the common shares of Brookfield Residential Properties Inc. on May 9, 2011 on the New York Stock Exchange (a date within five business days of the filing of this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Brookfield Residential Properties Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents which have been and will in the future be filed by us with the SEC are incorporated in this registration statement by reference:

(a)	Our prospectus filed pursuant to Rule 424(b) under the Securites Act of 1933 on May 3, 2011.

(b)	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on May 10, 2011.

(c)	All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2010.

(d)	The description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on March 28, 2011, including any amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this registration statement, shall be deemed to be incorporated by reference in and to be part of this registration statement from the date of filing of each such document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 136 of the Business Corporations Act (Ontario), as amended, provides, in part, as follows:

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

a. was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

b. fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

a. in the individual’s capacity as a director or officer of the corporation; or

b. in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Protection of Directors, Officers and Others

Section 5.1 of our By-law No. 1 provides the following in accordance with the Business Corporations Act (Ontario), which we refer to as the “Act”.

“The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Act.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Brookfield Residential Properties Inc. pursuant to the foregoing provisions, Brookfield Residential Properties Inc. has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index to this registration statement.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 10th day of May, 2011.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Craig J. Laurie
Craig J. Laurie
Executive Vice President
and Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan Norris and Craig J. Laurie, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Norris	President and Chief Executive Officer, Director	May 10, 2011
Alan Norris	(principal executive officer)

/s/ Craig J. Laurie	Executive Vice President and Chief Financial Officer	May 10, 2011
Craig J. Laurie	(principal financial and accounting officer)

/s/ Ian G. Cockwell	Executive Vice Chairman, Director	May 10, 2011
Ian G. Cockwell

/s/ Bruce T. Lehman	Director	May 10, 2011
Bruce T. Lehman

/s/ Patricia M. Newson	Director	May 10, 2011
Patricia M. Newson

/s/ Timothy R. Price	Director	May 10, 2011
Timothy R. Price

/s/ David Sherman	Director	May 10, 2011
David Sherman

/s/ Robert L. Stelzl	Independent Chairman, Director	May 10, 2011
Robert L. Stelzl

/s/ Michael D. Young	Director	May 10, 2011
Michael D. Young

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Brookfield Residential Properties Inc. in the United States, in the City of Los Angeles, State of California, on May 10, 2011.

/s/ Craig J. Laurie
Craig J. Laurie

EXHIBIT LIST

Exhibit	Description of Exhibit

4.1	Brookfield Residential Properties Inc. Management Share Option Plan.

4.2	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission on October 12, 2010 (Registration No. 333-169867)).

4.3	Articles of Amendment, effective August 4, 2010 (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission on October 12, 2010 (Registration No. 333-169867)).

4.4	Articles of Amendment, effective September 29, 2010 (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission on October 12, 2010 (Registration No. 333-169867)).

4.5	Articles of Amendment, effective October 8, 2010 (incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission on October 12, 2010 (Registration No. 333-169867)).

4.6	Articles of Amendment, effective March 30, 2011.

4.7	Amended and Restated By-laws (incorporated by reference to Exhibit 3.5 to the registrant’s Registration Statement on Form F-4, initially filed with the Securities and Exchange Commission on October 12, 2010 (Registration No. 333-169867)).

5.1	Opinion of Goodmans LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Goodmans LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereof).